UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2005

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 5, 2005, Coinstar, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with its Chief Financial Officer, Brian V. Turner. The Agreement replaces a previous employment agreement dated as of April 29, 2003. The Agreement includes the following material provisions:

•	The term of the agreement continues until terminated pursuant to the Agreement.

•	Mr. Turner will be paid an annual base salary of $270,400, subject to possible increase at the discretion of the Compensation Committee of the Board of Directors.

•	Mr. Turner is eligible for cash bonuses if certain performance targets are met.

•	Mr. Turner will be entitled to participate in fringe benefit programs as provided from time to time.

•	Upon termination without cause (as defined in the Agreement), Mr. Turner is entitled to 12 months’ annual base salary, any unpaid annual base salary which has accrued for services already performed and any pro-rated bonus payment. In addition, upon termination without cause, the Company agrees to pay Mr. Turner’s health insurance benefits for a period of 12 months following the date of termination.

If Mr. Turner’s employment terminates under circumstances described in his Change of Control Agreement (described below), Mr. Turner’s rights upon termination will be governed by terms of the Change of Control Agreement and his right to termination payments under the Agreement shall cease.

On August 5, 2005, the Company also entered into a Change of Control Agreement (the “Change of Control Agreement”) with Brian V. Turner. Pursuant to the terms of the Change of Control Agreement, for 24 months following a change in control (the “Post-Change in Control Period”) of the Company, Mr. Turner will continue to be employed in an executive position reasonably commensurate with the most significant position held by Mr. Turner during the 90-day period immediately preceding the date of the change in control. During the Post-Change in Control Period, Mr. Turner will be entitled to continued compensation and benefits at levels comparable to pre-change in control levels and reimbursement for all reasonable employment expenses.

If at any time during the Post-Change in Control Period the Company terminates Mr. Turner’s employment without cause, or Mr. Turner terminates his employment with good reason (as the terms “cause” and “good reason” are defined in the Change of Control Agreement), Mr. Turner will be entitled to:

•	any accrued but unpaid salary,

•	a pro rata portion of Mr. Turner’s annual bonus for the year,

•	any compensation previously deferred by Mr. Turner (together with any accrued interest or earnings),

•	any accrued but unpaid vacation pay, and

•	base salary continuation for a period of 12 months.

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Item 9.01	Financial Statement and Exhibits.

(c)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of August 5, 2005 between Coinstar, Inc. and Brian V. Turner

10.2	Change of Control Agreement dated as of August 5, 2005 between Coinstar, Inc. and Brian V. Turner

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

		By:	/s/ David W. Cole
Date:	August 10, 2005		David W. Cole
Chief Executive Officer

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